UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 28, 2005
Date of Report
(date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

37400 Central Court
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 744-2700

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2005, Socket Communications, Inc., a Delaware corporation (the "Company") entered into renewed employment contracts (the "Employment Agreements") with the following officers of the Company; Kevin J. Mills, President and Chief Executive Officer; Micheal L. Gifford, Executive Vice President; David W. Dunlap, Vice President of Finance and Administration, Chief Financial Officer and Secretary; Robert J. Miller, Vice President of Engineering; Tim I. Miller, Vice President of Worldwide Operations; Leonard L. Ott, Vice President and Chief Technical Officer; Peter K. Phillips, Vice President of Marketing; and Kevin T. Scheier, Vice President of Worldwide Sales (collectively the "Employees"). The form of these agreements is attached in Exhibit 10.10 hereto. Each of the Employees is currently a party to an employment contract with the Company. The current employment contracts of the Employees are scheduled to expire on December 31, 2005.

Under the terms of the Employment Agreements, which are scheduled to expire on December 31, 2008, each Employee's remuneration is agreed to be not less than his current base salary, with an opportunity to participate in the Company's Management Variable Incentive Compensation Plan. Termination of employment of each Employee may occur at any point, with or without Cause (as defined in the Employment Agreements). Should termination of employment without Cause occur, or if the Employee becomes disabled and is unable to continue his employment and is therefore terminated, he is entitled under the Employment Agreement to (i) receive his regular base salary for a period of six (6) months following termination, (ii) receive reimbursement for payment of his COBRA premiums for the lesser of the same amount of time or until he is eligible for the health insurance benefits provided by another employer, (iii) receive the full variable compensation amount to which he would otherwise be entitled to under the Management Variable Incentive Compensation Plan for the quarter in which he is terminated, and one half the amount he would otherwise be entitled to for the following quarter, as well as being entitled to purchase from the Company at book value certain items that were purchased by the Company for his use, which may include a personal computer, a cellular phone and other similar items. Stock options granted to the Employee shall cease vesting immediately upon the date of termination of employment, but vested stock options will be exercisable after termination for up to the greater of ninety (90) days after termination of employment or twenty-five percent (25%) of the Employee's service with the Company, up to a one year post-termination exercise period. In addition, this post-termination exercise period will be restricted to the original term of the stock options and as required to avoid additional taxation under Internal Revenue Code Section 409A.

None of the above consideration will be paid unless the Executive executes without subsequent revocation a general release of claims satisfactory to the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.10 Form of Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date: December 28, 2005	By: /s/	David W. Dunlap

Name: David W. Dunlap Title: Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.10	Form of Employment Agreement